LAW OFFICES
                             WILLIAM J. REILLY, ESQ.
                                  396 Broadway
                              New York, N.Y. 10013
                                 (212) 219-9866
                               Fax: (212) 219-9868


5 February 1997

Atlantic International Entertainment, Ltd.
2200 Corporation Blvd., Suite 317
Boca Raton, FL 33431

                      RE: Atlantic International Entertainment, Ltd. Registration Statement on Form S-8

To The Board of Directors:

         We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 250,000 Shares of Common Stock authorized for issuance pursuant to the Incentive Stock Option Plan adopted by the Board of Directors. We advise you that, in our opinion, when such shares have been issued pursuant to the applicable provisions of the Incentive Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully-paid and non-assessable shares of Atlantic International Entertainment, Ltd. Common Stock.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.


                                              Very truly yours,


                                              /S/ WILLIAM J. REILLY
                                              ---------------------
                                              William J. Reilly